EXHIBIT 10.67


                      AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION, dated April 24, 1996 ("Agreement"), by and among Non Fiction Films Inc., a Delaware corporation whose address is 230 Park Avenue, Suite 3126, New York, New York 10169 ("NFF"), GFL Communications, Inc., a New York corporation whose address is 419 Park Avenue South, New York, New York 10016 ("GFL"), Fox/Lorber Associates, Inc., a New York corporation whose address is 419 Park Avenue South, New York, New York 10016 ("Fox/Lorber"), and Richard Lorber, an individual having an office c/o Fox/Lorber Associates, Inc., 419 Park Avenue South, New York, New York 10016 ("Richard" or "Seller").

     WHEREAS, Fox/Lorber licenses, distributes and markets feature length motion pictures and television programming;

         WHEREAS, GFL is the beneficial and record holder of all of the outstanding shares of common stock of Fox/Lorber and Richard is the beneficial and record owner of 300 shares of common stock of GFL, representing all of the outstanding capital stock of GFL; and

         WHEREAS, NFF wishes to acquire 80% of the issued and outstanding shares of capital stock of GFL through a share exchange with Richard.

         IT IS AGREED:

         1.       The Exchange; Restrictions on Transfer; Richard's GFL Shares.

                  1.1 The Exchange. On the date hereof ("Closing Date"), Richard shall sell, transfer and assign to NFF 240 of the shares of common stock of GFL owned by him ("GFL Exchange Shares") and NFF shall, in exchange therefor, arrange to have issued to Richard an aggregate of 8,633 shares ("WinStar Exchange Shares") of the Common Stock of WinStar Communications, Inc ("WinStar") (which number of shares is determined by dividing $150,000 by the last sale price of the common stock on April 12, 1996 ($17.375)). NFF shall cause WinStar to issue a certificate or certificates evidencing the WinStar Exchange Shares on the Closing Date. NFF (or WinStar) shall pay all issue taxes, if any, with respect to the issuance of the WinStar Exchange Shares. The foregoing exchange of shares shall be referred to herein as the "Exchange." The parties intend for the Exchange to qualify as a tax-free reorganization pursuant to Section 368(b) of the Internal Revenue Code of 1986, as amended, and each agrees to prepare and file its respective tax returns consistent with such intention. Notwithstanding the foregoing, no party shall be liable to any other party if the Exchange does not so qualify.

                  1.2      Restrictions on Transfer.

     (a) Richard agrees that the WinStar Exchange Shares and Richard's GFL Shares, as defined below, cannot be sold unless such shares are registered under the Securities Act of 1933 or an exemption therefrom is available thereunder. Additionally, prior to April 30, 2002, Richard shall not sell, pledge, dispose, gift or otherwise transfer or hypothecate the 60 shares of GFL owned by him and not transferred to NFF hereunder ("Richard's GFL Shares") to anyone except his spouse or any of his children or any trusts established for their benefit ("Permitted Transferee"). Notwithstanding the foregoing, Richard shall not transfer Richard's GFL Shares to a Permitted Transferee unless the Permitted Transferee agrees in writing to be bound by Sections 1.2 and 1.3 hereof. After April 30, 2002, Richard shall, prior to any transfer by him of any of Richard's GFL Shares to a third party ("Transferee"), give



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NFF a ten-day  right of first  refusal  to match the terms of the offer  made by such Transferee to purchase such shares.

     (b) The certificates evidencing the WinStar Exchange Shares and Richard's GFL Shares shall bear the following legends:

                           "The shares represented by this certificate have been
                  acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

                           "The shares represented by this certificate have been
                  acquired pursuant to a certain Agreement and Plan of Reorganization, dated April 24, 1996, a copy of which is on file with the issuer hereof and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."

                  1.3      Purchase and Sale of Richard's GFL Shares.

     (a) Richard and his Permitted Transferees shall have the right to require NFF to purchase ("Purchase Option") all, but not less than all, of Richard's GFL Shares on the following terms and conditions. Richard may exercise the Purchase Option upon written notice to NFF at any time during the periods commencing on April 1 and ending on April 30 of each of the calendar years ending December 31, 1997, 1998 and 1999 (the April 30 date in each such year being referred to as the "Purchase Option Expiration Date"). The per-share price to be paid by NFF upon exercise of the Purchase Option shall be as follows:

"Earnings" for the Calendar Year
 Preceding Exercise of Purchase Option               Per Share Purchase Price

                    less than $300,000             No Purchase Option available
                         $300,000                            $3,333.33
                         $375,000                            $4,166.67
                         $450,000                            $5,000.00
                         $525,000                            $5,833.33
                         $600,000                            $6,666.67
                         $675,000                            $7,500.00
                         $750,000                            $8,333.33
                         $825,000                            $9,166.67
                         $900,000                            $10,000.00
                         $975,000                            $10,833.33
                        $1,050,000                           $11,666.67
                        $1,125,000                           $12,500.00
                        $1,200,000                           $13,333.33
                     over $1,275,000                         $14,166.67


                  "Earnings" shall mean Fox/Lorber's net income before taxes and excluding extraordinary items, as determined by WinStar's independent auditors; provided, however, that (i) to the extent that Fox/Lorber records income from the reversal of all or a part of the "LCP Reserve" (as defined in Section



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6.8 below), such income shall be excluded from Earnings; (ii) to the extent that
Fox/Lorber records amortization of goodwill and such goodwill results from the recording of the LCP Reserve, such amortization shall also be excluded from Earnings; and (iii) Fox/Lorber shall be allocated a share of WinStar's "corporate overhead" only if such overhead is generally allocated among WinStar's direct and indirect subsidiaries and only if such allocation is reasonably related to Fox/Lorber's use of, or benefit from, such overhead.

     (b) If Richard does not exercise the Purchase Option, then NFF shall have the right to require Richard and his Permitted Transferees to sell ("Sale Option") all, but not less than all, of Richard's GFL Shares to NFF. The Sale Option is exercisable by written notice to Richard at any time during the three-year period commencing on the Purchase Option Expiration Date in 1999. The per-share purchase price of the Sale Option shall be $8,333.33; provided that the total price (i.e., the number of Richard's GFL Shares multiplied by the per-share purchase price) paid by NFF shall be reduced (but not to less than $100,000 in the aggregate) by the amount by which average Earnings for the calendar years ending December 31, 1996, 1997 and 1998 is less than $750,000.

     (c) The purchase price for the Purchase Option and the Sale Option shall be payable by NFF in common stock of WinStar. The per-share value of the WinStar common stock shall be equal to the average of the last sale prices of the WinStar common stock during the calendar month immediately preceding the month in which the Purchase Option or the Sale Option, as the case may be, is exercised. The shares of common stock of WinStar, when issued in accordance with this Agreement, shall be validly authorized and issued, fully paid and non-assessable, and not subject to any Encumbrances. NFF shall cause WinStar to issue a certificate or certificates evidencing such shares of common stock upon the closing of the Purchase Option or the Sale Option. The closing of the Purchase Option or Sale Option shall take place within ten days of the exercise thereof, unless Earnings has not been determined by such date, in which case the closing shall take place within three days of such determination. NFF (or WinStar) shall pay all issue taxes, if any, with respect to the issuance of the shares.

     (d) If at any time during the period between the date of this Agreement and the exercise of the Purchase Option or Sale Option (together, the "Options"), the outstanding shares of Common Stock of GFL, as a group, shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, merger, consolidation, reorganization or other like change in capital structure, the per-share prices to be paid upon exercise of the Options shall be correspondingly adjusted.

     (e) If, prior to the exercise of the Options, there occurs any consolidation or merger of WinStar with another corporation, or the sale of all or substantially all of WinStar's assets to another corporation or other similar event shall be effected, then, as a condition of such consolidation, merger, or sale, lawful and fair provision shall be made whereby, upon exercise of the Options, Richard and his Permitted Transferees shall thereafter have the right to receive, in lieu of the WinStar shares they would otherwise receive, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for the number of WinStar shares to be issued to them hereunder had the Option been exercised immediately prior to such consolidation, merger, or sale, and in such event, appropriate provision shall be made with respect to the rights and interests of Richard and his Permitted Transferees to the end that the provisions hereof shall thereafter be applicable in relation to any shares of stock, securities, or assets thereafter deliverable upon exercise of the Options.




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     (f)  Notwithstanding  anything contained herein to the contrary,  if at any time prior to the Purchase Option Expiration Date in 1999, NFF determines to engage in a "Major Transaction," as defined below, then (i) NFF shall give Richard no less than 10 days written notice of the date the Major Transaction is scheduled to be consummated; and (ii) during such 10-day period, Richard and his Permitted Transferees shall be entitled to exercise the Purchase Option on the terms set forth in subsection (a) above, except that the purchase price therefor may be paid by NFF in either shares of WinStar common stock or in cash. "Major Transaction" shall mean (i) a sale by NFF of GFL Exchange Shares such that the WinStar Group (as defined in Section 6.4 hereof) can no longer elect the majority of GFL's Board of Directors; or (ii) a sale by Fox/Lorber or GFL to a person other than a member of the WinStar Group of all or substantially all of their respective assets.

         2.       Directors and Officers.

                  2.1 GFL. Immediately prior to the execution of this Agreement, Richard, as the sole shareholder and director of GFL, adopted resolutions pursuant to which, on the Closing Date, the persons listed on Schedule 2.1 hereto shall become the officers and directors of GFL.

                  2.2 Fox/Lorber. Immediately prior to the execution of this Agreement, GFL, as the holder of all of the outstanding shares of common stock of Fox/Lorber, and Richard, as the sole director of Fox/Lorber, adopted resolutions pursuant to which, on the Closing Date, the persons listed on
Schedule 2.2 hereto shall become the officers and directors of Fox/Lorber.

         3.       Capital Contribution and Credit Facility.

     3.1 Capital Contribution. Simultaneously with the execution of this Agreement, NFF shall cause GFL to contribute to Fox/Lorber, as a capital contribution, the sum of $300,000.

                  3.2 Credit Facility. Commencing on the date hereof and terminating on December 31, 1998, NFF agrees to provide (or cause an affiliate of NFF to provide) cash advances to Fox/Lorber ("Credit Facility") in immediately-available funds, when and as requested by Fox/Lorber for (i) working capital (up to $350,000), (ii) acquisition of product approved by NFF or (iii) financing of accounts receivables which NFF deems creditworthy; provided, however, that the aggregate principal amount to be advanced hereunder shall not exceed $2,000,000. Fox/Lorber agrees to use the proceeds of the Credit Facility to replace the $200,000 previously advanced by WinStar New Media Company Inc. to Fox/Lorber.

                  3.3 Promissory Note. All amounts advanced under the Credit Facility by NFF or its affiliate ("Lender") shall be evidenced by a senior promissory note in the form of Exhibit A attached hereto, to be executed by Fox/Lorber simultaneously herewith ("Note"). Advances shall be payable on demand and shall bear interest at the per annum rate of 3% above the prime rate of Chemical Bank, N.A., as announced from time to time; provided, however, that Fox/Lorber shall use any and all monies and payments received by it at any time ("Receipts") to pay interest on, and repay advances made under, the Credit Facility. All of such Receipts shall be deposited by Fox/Lorber in an account ("Lock Box") under Fox/Lorber's name, the signatories on which shall be designated by NFF. NFF shall be entitled to withdraw from the Lock Box all monies necessary to pay interest on, and repay advances made under, the Credit Facility. Alternatively, upon NFF's instructions, Fox/Lorber shall either endorse all Receipts to Lender immediately after Fox/Lorber's receipt of same or deposit the Receipts in an account other than the Lock Box and transfer the proceeds to Lender immediately after clearance of funds. Such amounts



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repaid shall be applied first to any and all interest then outstanding under the
Note and then to principal and shall be available for readvancement to Fox/Lorber, under the same terms as set forth in Section 3.2 above, during the term of the Credit Facility. Any and all principal and interest remaining outstanding under the Credit Facility as of December 31, 1998 shall become due and payable on such date without demand by NFF.

                  3.4 Termination of Credit Facility. NFF may terminate the Credit Facility at any time, if (i) in its reasonable judgment, there has been a material adverse change in the business or financial condition of Fox/Lorber or
(ii) Fox/Lorber or Richard (other than by following instructions given by NFF or its affiliates) materially breaches any of its or his representations, warranties or covenants made in, or defaults on, any of its or his material obligations under, this Agreement or any other agreement being executed simultaneously herewith, provided that the Credit Facility shall not be terminated under (ii), above, until such breach has been acknowledged in writing by Fox/Lorber or Richard or is finally adjudicated.

                  3.5 Security Agreement. All advances made under the Credit Facility are being secured by Fox/Lorber granting to Lender a security interest in all of its assets (now owned or hereafter acquired) pursuant to the Security Agreement in the form of Exhibit B hereto ("Security Agreement"), to be executed simultaneously herewith. Simultaneously herewith, Fox/Lorber shall also execute and deliver UCC-1 Financing Statements and such other documents as may be reasonably requested by NFF and its counsel to perfect such security interest. Lender shall execute all documents and take all actions reasonably necessary to subordinate its lien to any lien (consented to by NFF) on any specific Fox/Lorber production series, or rights and/or proceeds therein, granted in favor of the third party independent financier, licensee or acquirer of such specific Fox/Lorber production series or rights therein.

                  3.6 Acknowledgments. Richard and Fox/Lorber hereby acknowledge and agree that, notwithstanding anything to the contrary herein, (i) the Note issued, and security interest granted, to Lender by Fox/ Lorber are not on account of an antecedent debt but are instead in consideration for the new value provided to Fox/ Lorber by Lender; (ii) the collateral covered by the security interest granted to Lender is unique and subject to waste if misused or mismanaged and the security interest cannot be adequately protected by a replacement lien in other collateral; and (iii) the exercise of any rights ("Rights") (a) by Lender in accordance with the terms and provisions of the Note, Security Agreement and applicable law, or (b) by NFF, solely as a shareholder of GFL, or by GFL, solely as a shareholder of Fox/Lorber, under the Certificate of Incorporation or By-laws of GFL or Fox/Lorber, or under applicable law, shall not be deemed to be "excessive control" by Lender, NFF or GFL. Richard and Fox/Lorber hereby waive any claim that the exercise of any such Rights by Lender, NFF, or GFL shall be deemed to be "excessive control" by Lender, NFF or GFL.

         4. Representations and Warranties of GFL, Fox/Lorber and Richard. GFL, Fox/Lorber and Richard, jointly and severally, represent and warrant as follows and acknowledge that NFF is relying upon such representations and warranties in connection herewith:

                  4.1 Corporate Existence and Power. Each of GFL and Fox/Lorber is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is qualified to do business and is in good standing in each state in which the ownership or leasing of its properties or the character of its business require such qualification, except where the failure to so qualify would not have a material adverse effect on the business, operations, assets or financial condition of GFL and Fox/Lorber, taken as a whole, ("Material Adverse Effect"). Each of GFL and Fox/Lorber has the



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requisite legal and corporate power to own, lease and operate its properties and to carry on its business as now being conducted. Richard has furnished to NFF true and complete copies of (a) the Certificate of Incorporation and all amendments thereto of each of GFL and Fox/Lorber, certified by the Secretary of State of the State of New York, and (b) the by-laws of each of GFL and Fox/Lorber as presently in effect, certified as true and correct by the Secretary of each of GFL and Fox/Lorber.

                  4.2 Subsidiaries; Investments in Others. GFL has no subsidiaries or interests in any partnership, joint venture or other entity other than Fox/Lorber. Other than as described on Schedule 4.2, Fox/Lorber has no subsidiaries or interests in any partnership, joint venture or other entity.

                  4.3 Capital Stock. The authorized capital stock of GFL consists of 5,000 shares of Common Stock, $.01 par value. There are no shares of capital stock of GFL held in its treasury other than as set forth on the GFL Balance Sheet, as defined below, and other than 19 shares of Common Stock contributed by Richard immediately prior to the execution of this Agreement. There are no declared but unpaid dividends or undeclared dividend arrearages on any shares of GFL's capital stock. The authorized capital stock of Fox/Lorber consists of 5,000,000 shares of Common Stock, $.01 par value, 16,109 shares of Series A Preferred Stock, $1.00 par value, and 18,409 shares of Series B Preferred Stock, $1.00 par value. There are no shares of capital stock of Fox/Lorber held in its treasury, except for 130,250 shares of Common Stock. There are no declared but unpaid dividends or undeclared dividend arrearages on any shares of Fox/Lorber's capital stock. All issued shares of capital stock of each of GFL (including the GFL Exchange Shares) and Fox/Lorber have been duly authorized and validly issued and are fully paid and nonassessable, and are not subject to Encumbrances. No options, warrants, preemptive or other rights for the purchase of any shares of the capital stock of either GFL or Fox/Lorber or any security convertible into such stock are authorized and outstanding, except with respect to the Preferred Stock of Fox/Lorber. All outstanding securities of GFL and Fox/Lorber were issued in accordance with all federal and state securities laws.

                  4.4 Ownership of Stock. Richard is the registered holder and beneficial owner of 300 shares of Common Stock of GFL, representing all of the issued and outstanding shares of capital stock of GFL, free and clear of any mortgage, pledge, lien, security interest, conditional sale agreement, voting and/or sale agreement, claim, encumbrance or charge of any kind ("Encumbrances"). GFL is the registered holder and beneficial owner of 1,172,250 shares of Common Stock of Fox/Lorber, representing all of the issued and outstanding shares of Common Stock of Fox/Lorber, free and clear of any Encumbrances. There are no other shares of capital stock of Fox/Lorber outstanding, except the shares of Preferred Stock referred to in Section 6.3 hereof.

     4.5 Authorization; No Restrictions. Richard, GFL and Fox/Lorber, as the case may be, is authorized and has the legal right and power to execute and deliver this Agreement, the Note and the Security Agreement and to perform their respective obligations hereunder and thereunder. The execution, delivery and performance of this Agreement, the Note and the Security Agreement by Richard, GFL and Fox/Lorber, as the case may be, in accordance with their respective terms, will not, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any encumbrance pursuant to, or require the consent of any third party or governmental authority pursuant to (a) the certificate of incorporation or by-laws of GFL or Fox/Lorber, or (b) any mortgage, lease or other agreement or any law, regulation or order to which Richard, GFL or Fox/Lorber is a party or by which any of them (or any of their assets, properties, operations or businesses) may be subject or bound, except where any such conflict, default, acceleration, loss, encumbrance or failure to obtain consent will not have a Material Adverse Effect. This


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Agreement  is the legal,  valid,  and  binding  obligation  of Richard  and GFL, enforceable against them in accordance with their respective terms applicable to them, except to the extent the enforceability of the same may be limited by bankruptcy, insolvency, or other laws affecting creditors' rights generally or by the availability of equitable remedies. This Agreement, the Note and the Security Agreement are legal, valid, and binding obligations of Fox/Lorber, enforceable against it in accordance with their respective terms applicable to it, except to the extent the enforceability of the same may be limited by bankruptcy, insolvency, or other laws affecting creditors' rights generally or by the availability of equitable remedies.

                  4.6 Employees. Schedule 4.6 hereto contains a complete list of all of the employees of GFL and/or Fox/Lorber, including salary, bonus paid for 1995 and material perquisites and benefits. None of such employees is subject to an employment agreement with GFL or Fox/Lorber. All employees of GFL and/or Fox Lorber are terminable at will.

                  4.7 Records. The minute books, stock certificate books and stock transfer ledgers of GFL and Fox/Lorber are complete and correct in all material respects from and after October 1, 1994.

                  4.8 Financial Statements. GFL has delivered to NFF complete copies of an audited balance sheet as of September 30, 1995 and the related statements of operations and accumulated deficit and cash flows for the year then ended, together with the notes thereto, and an unaudited balance sheet as of March 31, 1996 and the related statements of operations and accumulated deficit and cash flows for the six months then ended (collectively, the "GFL Financial Statements"). The GFL Financial Statements fairly present, in all material respects, in conformity with GAAP applied on a consistent basis the financial position and assets and liabilities of GFL and Fox/Lorber as of the dates thereof and GFL's and Fox/Lorber's consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments which will not, in the aggregate, have a material impact on such statements). The March 31, 1996 balance sheet that is included in the GFL Financial Statements is referred to herein as the "GFL Balance Sheet," and March 31, 1996 is referred to herein as the "Balance Sheet Date."

                  4.9  Assets;  Library;   Receivables.   GFL's  only  asset  is
1,172,250 shares of Fox/Lorber. Each of GFL and Fox/Lorber has good and marketable title to all of its assets, free and clear of any and all Encumbrances, except for Encumbrances in favor of WinStar New Media Company Inc. and Encumbrances in favor of Orion Pictures Corporation on Fox/Lorber's domestic home video receivables ("Orion's Lien"). Fox/Lorber owns all of the license fees receivables and accounts receivables set forth on the GFL Balance Sheet, free and clear of any Encumbrance except Orion's Lien, and Richard has no reason to believe that all of such receivables, after deducting the amounts indicated for doubtful accounts, will not be collected by Fox/Lorber in the ordinary course. Attached as Schedule 4.9 hereto, is a "library valuation" representing the future income expected to be generated by the rights and titles owned and licensed by Fox/Lorber. The information contained on Schedule 4.9 represents Richard's and Fox/Lorber's best estimates, based on fair and reasonable assumptions.

                  4.10 Liabilities. As of the date hereof, neither GFL nor Fox/Lorber has any liabilities or obligations, whether absolute, accrued, contingent or otherwise, (a) except as and to the extent (i) listed on Schedule
4.10 hereto, (ii) reflected on the GFL Balance Sheet, or (iii) incurred in the ordinary course of business since the Balance Sheet Date (such latter liabilities (excluding Home Video Obligations) not being in excess of $100,000), and (b) except for (i) executory obligations under Contracts (as defined in Section 4.15) set forth in Schedule 4.15, or if not required to be set forth in
Schedule 4.15, incurred in the ordinary course of business, and (ii) obligations incurred since March 31,

1996 to acquire home video rights ("Home Video Obligations"). Except as set forth in Schedule 4.10, no single Home Video Obligation is in excess of $20,000. All Home Video Obligations, in the aggregate, are less than $175,000.

                  4.11 Bank Accounts. Schedule 4.11 hereto sets forth a true and complete list of the names and addresses of all banks and other financial institutions in which GFL or Fox/Lorber has any accounts, deposits or safe-deposit boxes, and the names of all persons authorized to draw on such accounts or deposits or to have access to such safe-deposit boxes.

                  4.12 Transactions with Certain Persons. No officer, director, shareholder or employee of GFL or Fox/Lorber or any member of any such person's immediate family (an "Insider") is presently a party to any transaction with GFL or Fox/Lorber relating to its business, including without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or
(iii) otherwise requiring payments to, (other than for services as officers, directors or employees of GFL or Fox/Lorber as described on Schedule 4.6 hereof) any Insider or corporation, partnership, trust or other entity in which any Insider has a substantial interest as a stockholder, officer, director, trustee or partner, other than as set forth on Schedule 4.12 hereto. Except as set forth on Schedule 4.12 hereto, neither GFL nor Fox/Lorber has any obligation or liability, or owes any monies, to an Insider.

     4.13 First Lien. The security interest granted by the Security Agreement represents, as of the date hereof, a first lien on all Fox/Lorber's assets, subject only to the prior lien granted to WinStar New Media Company Inc. and Orion's Lien.

                  4.14 Permits and Licenses; Compliance with Law. Schedule 4.14 sets forth a list of all material licenses, permits, authorizations, variances, exemptions, orders and approvals from federal, state, local and foreign governmental and regulatory bodies (collectively, "Permits") held by each of GFL and Fox/Lorber in connection with its business. Each of GFL and Fox/Lorber is in compliance in all respects with the terms of such Permits and with all requirements, standards and procedures of the federal, state, local and foreign governmental or regulatory bodies which issued them, except for noncompliance, which singly or in the aggregate, would not have a Material Adverse Effect. Neither GFL nor Fox/Lorber is required to obtain or hold any other permit in connection with its business, except for permits, the failure to obtain which would not have a Material Adverse Effect. Each of GFL and Fox/Lorber is in compliance in all respects with all federal, state, local and foreign laws, ordinances, codes, regulations, orders, requirements, standards of procedures which are applicable in any respect to its business, except for noncompliance, which singly or in the aggregate, would not have a Material Adverse Effect.

                  4.15 Agreements Valid; No Default. All the contracts, agreements, leases, licenses, commitments and/or arrangements which are material to either GFL's or Fox/Lorber's business ("Material Contracts") are listed in
Schedule 4.15 hereof and copies thereof have been made available to NFF. Any contract, agreement, lease, license, commitment and/or arrangement ("Contract") which requires GFL or Fox/Lorber to pay more than $10,000 to another party, or which requires another party to pay more than $10,000 to GFL or Fox/Lorber, shall be deemed to be a Material Contract. The Material Contracts are valid and binding, enforceable in accordance with their respective terms, and are in full force and effect, except where the absence of same will not have a Material Adverse Effect. Except as set forth in Schedule 4.15, there is not under any such Material Contract (a) any existing default by GFL or Fox/Lorber, or any event which, after notice or lapse of time, or both, would consti-tute a default by GFL or Fox/Lorber or result in a right to accelerate by any other person or a loss of any rights of GFL or Fox/Lorber and (b) to the best of GFL's or Fox/Lorber's knowledge, any default by any other person, or any event which, after notice or lapse of time, or both, would constitute a default by any such person or result in a right to accelerate by GFL or Fox/Lorber or a loss of any rights of any such person, except in either case, for defaults which, singly or in the aggregate, would not have a Material Adverse Effect. The aggregate amount payable under Contracts which are not Material Contracts does not exceed $100,000.

                  4.16 Intangibles. Except as described on Schedule 4.16, neither GFL nor Fox/Lorber has received any notice claiming that it is infringing upon or otherwise acting adversely to any copyrights, trademarks, trademark rights, service marks, service names, trade names, patents, patent rights, licenses or trade secrets owned by any other person, firm, corporation or other entity.

                  4.17 Consents. All consents, approvals, qualifications, orders, or authorizations of, or filings with, any governmental authority or any other party (including parties to Material Contracts), required in connection with Richard's and/or GFL's or Fox/Lorber's valid execution, delivery, or performance of this Agreement, the Note and the Security Agreement have been obtained, except for the filings described in Sections 6.5 and 6.6 hereto.

                  4.18 Tax Liabilities. Each of GFL and Fox/Lorber has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has duly paid all taxes, duties and charges due and payable by it for all periods prior to the March 31, 1996, or has reserved against such payment on the GFL Balance Sheet. To Richard's knowledge, the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected. Except as set forth in Schedule 4.18, neither GFL nor Fox/Lorber has been audited by any taxing authority and is not currently involved in any such audit or any investigation by a taxing authority.

     4.19 Errors and Omissions Liability Insurance. Fox/Lorber has in effect producers' errors and omissions liability insurance, on a blanket basis, for its titles currently in distribution in the United States ($1 million/$3 million/$10,000 deductible).

                  4.20 Litigation. Except as set forth on Schedule 4.20, there is no claim, legal action, arbitration or other legal or administrative proceeding (collectively "Proceedings"), nor any order, decree or judgment, pending or in effect, or, to the knowledge of Richard, threatened, against or relating to either GFL or Fox/Lorber, its properties, assets or business, except for such Proceedings which, if determined adversely, would not have a Material Adverse Effect, and Richard does not know of any basis for the same. Additionally, there is no Proceeding, nor any order, decree or judgment, pending or in effect, or, to the knowledge of Richard, threatened, against Richard which would materially affect the transactions contemplated by this Agreement or any other agreement being executed simultaneously herewith or which would affect Richard's or NFF's ownership of any shares of GFL Common Stock.

                  4.21 Disclosure. No representation or warranty by GFL, Fox/Lorber or Richard contained in this Agreement and no information contained in any Schedule to this Agreement, to Richard's knowledge, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

                  4.22 Investment Representations. Richard is acquiring the WinStar Exchange Shares for his own account and not with a view towards distribution thereof. Richard understands that he must bear the economic risk of the investment in the WinStar Exchange Shares, which shares cannot be sold by him unless they are registered under the Securities Act of 1933 (the "1933 Act") or an exemption therefrom is available thereunder and WinStar is under any obligation to register the WinStar Exchange Shares for sale under the 1933 Act. Richard has had both the opportunity to ask questions and receive answers from the officers and directors of NFF and WinStar and all persons acting on their behalf concerning the business and operations of WinStar and NFF and to obtain any additional information to the extent NFF or WinStar possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of such information.

     5. Representations and Warranties of NFF. NFF represents and warrants as follows and acknowledges that Richard, GFL and Fox/Lorber are relying upon such representations and warranties in connection herewith.

                  5.1 Corporate Existence and Power. NFF is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in each state in which the ownership or leasing of its properties or the character of its business require such qualification, except where the failure to so qualify would not have a material adverse effect on the business, operations, assets or financial condition of NFF. NFF has the requisite legal and corporate power to own, lease and operate its properties and to carry on its business as now being conducted.

                  5.2 Ownership of Stock. WinStar is the registered holder and beneficial owner of 90 shares of Common Stock of NFF, representing all of the issued and outstanding shares of capital stock of NFF, free and clear of any Encumbrance.

                  5.3 Authorization; No Restrictions. NFF is authorized and has the legal right and power to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by NFF in accordance with its respective terms, will not, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any Encumbrance pursuant to, or require the consent of any third party or governmental authority pursuant to (a) the certificate of incorporation or by-laws of NFF, or (b) any mortgage, lease or other agreement or any law, regulation or order to which NFF is a party or by which NFF (or any of its assets, properties, operations or businesses) may be subject or bound. This Agreement is the legal, valid, and binding obligation of NFF, enforceable against it in accordance with its terms, except to the extent the enforceability of the same may be limited by bankruptcy, insolvency, or other laws affecting creditors' rights generally or by the availability of equitable remedies.

                  5.4 Consents. All consents, approvals, qualifications, orders, or authorizations of, or filings with, any governmental authority or other party, required in connection with (i) NFF's valid execution, delivery, or performance of this Agreement and (ii) the consummation of the other transactions contemplated on the part of NFF by this Agreement, have been obtained or made.

                  5.5 WinStar Exchange Shares. The WinStar Exchange Shares constitute validly authorized and issued, fully paid and non-assessable shares and are not subject to Encumbrances.

                  5.6 Litigation. There is no Proceeding, nor any order, decree or judgment in progress, pending or in effect, or, to the knowledge of NFF, threatened, against NFF or WinStar which would materially affect the transactions contemplated by this Agreement or any other agreement being executed simultaneously herewith or which would affect WinStar's ability to issue the WinStar Merger Shares.

                  5.7 WinStar SEC Reports. WinStar has delivered to Richard its Transition Report on Form 10-KSB for the period ended December 31, 1995 ("Annual Report") and the prospectus contained in its Registration Statement on Form S-4 which was declared effective by the Securities and Exchange Commission ("Commission") on January 31, 1996 ("Prospectus"). The Annual Report, as of its filing date, and the Prospectus (including the financial statements contained therein), as of its effective date, complied in all material respects with the requirements of the rules and regulations promulgated by the Commission with respect thereto. WinStar has filed all reports under the Securities Exchange Act of 1934 that were required to be filed as of the Closing Date and has otherwise complied with all material requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934. The financial statements of WinStar included in the Annual Report and in the Prospectus comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period covered and fairly present, in all material respects, the financial position of WinStar as of the dates thereof and the results of operations and changes in financial position for the periods then ended.

         6.       Additional Agreements of the Parties.

                  6.1      Intentionally Omitted.

                  6.2 Distribution Agreement.  Fox/Lorber and NFF shall promptly after the Closing Date enter into a distribution agreement on customary terms and conditions pursuant to which Fox/Lorber shall be appointed as an international distributor, on an agency basis, of the Japanese rights to "Epic Biographies" (excluding video) and "Great Ships" and other NFF productions to be designated by NFF, in its sole discretion, for which Fox/Lorber will be paid a commission equal to 15% of net proceeds.

                  6.3 Gaga Purchase. Simultaneously with the execution of this Agreement, NFF shall purchase from Gaga Communications Inc. ("Gaga") (i) 14,708 shares of Series A Preferred Stock of Fox/Lorber; (ii) 16,810 shares of Series B Preferred Stock of Fox/Lorber; and (iii) three promissory notes payable by Fox/Lorber to Gaga in the aggregate principal amount of $136,507.70, including all accrued and unpaid interest thereon (approximately $8,800 as of April 15, 1996) for an aggregate purchase price of $1,020,000 payable in shares of WinStar Common Stock. The Preferred Stock and promissory notes will be cancelled as of the Closing Date immediately after the execution of this Agreement.

                  6.4 Utilization of WinStar Sub's Affiliates. From and after the date hereof, Fox/Lorber agrees to buy or utilize and pay for any and all products and services offered by WinStar or any of its respective affiliates ("WinStar Group") if (i) Fox/Lorber has determined to buy or utilize the type of products or services offered by any of the WinStar Group and (ii) such products and services are sold or provided to Fox/Lorber by the WinStar Group at prices no less favorable than average prices the WinStar Group charges unaffiliated third parties.

                  6.5 UCC-1 Financing Statements. Immediately after the execution of this Agreement, NFF and Fox/Lorber shall arrange to have the UCC-1 Financing Statements referred to in Section 3.5 hereof filed in the appropriate jurisdictions. No other UCC-1 Financing Statements will be filed (with the consent of Richard) after the Closing Date and prior to those UCC-1 Financing Statements perfecting the lien granted to the Lender under the Security Agreement.

                  6.6 Filing; Collateral Assignment of Copyrights. Fox/Lorber shall file for copyright protection for all of its copyrightable materials, in the ordinary course, consistent with industry practice (but not necessarily consistent with Fox/Lorber's past practice) and in accordance with any agreements governing such copyrightable materials. Simultaneously with the execution of this Agreement, and upon NFF's requests in the future, Fox/Lorber is taking and shall take all necessary and reasonable action to cause to have filed with the United States Copyright Office such documents as NFF shall reasonably request to perfect and protect the lien granted by the Security Agreement, including manually signed copies of the UCC-1 Financing Statement referred to in paragraph 3.5 hereof, together with a written acknowledgement ("Copyright Acknowledgement") signed by Fox/Lorber that (i) any and all of its copyrights (including mortgages of copyrights) are subject to liens granted to NFF, (ii) such copyrights are being collaterally assigned to NFF and (iii) such copyrights shall be deemed assigned to NFF if and when NFF enforces its lien.

                  6.7 No Restriction on WinStar. Richard, GFL and Fox/Lorber acknowledge and agree that neither WinStar nor any of its affiliates shall be obligated to present any particular business opportunity to GFL or Fox/Lorber, even if such opportunity is of such a character which, if presented to GFL or Fox/Lorber could be taken by GFL or Fox/Lorber, and WinStar and any affiliate thereof shall have the right to take for its own account or to recommend to others any such particular business opportunity.

                  6.8      License Costs Payable.

     (a) GFL, Fox/Lorber and Richard have informed NFF that the line item entitled "License Costs Payable" on the GFL Balance Sheet includes approximately $750,000 of payables which is an audit adjustment reserve for potential payables (the "LCP Reserve"). Attached as Schedule 6.8 hereto is a listing by deal number (internally assigned by Fox/Lorber) of License Costs Payable as of September 30, 1995, exclusive of the LCP Reserve. Richard shall reimburse Fox/Lorber, up to a maximum of $750,000, for any license costs which Fox/Lorber has paid on or after October 1, 1995 or hereafter is required to pay for cash receipts received prior to September 30, 1995 and which are for deal numbers that do not appear on the attached Schedule 6.8 (such license costs being referred to as the "LCP Reserve Costs"); provided, however, that (i) such reimbursement shall be made only from, and only to the extent of, 50% of the proceeds of the sale by Richard of his WinStar Common Stock issued to him pursuant to a certain Stock Option Agreement, dated the date hereof, between WinStar and Richard, after deducting the exercise price paid thereon ("Richard's Net Proceeds"); (ii) to the extent that "LCP Reserve Costs" are payable as a result of a misclassification wherein payables on Schedule 6.8 are reduced by a like amount, Richard's obligation to reimburse Fox/Lorber hereunder shall be limited to the net increase in the payable amount; and (iii) between the second and third anniversaries of the Closing Date, Richard shall not become obligated to make any additional reimbursements to Fox/Lorber hereunder once Richard is required to make reimbursements aggregating $525,000 since the Closing

Date; between the third and fourth anniversaries of the Closing Date, Richard shall not become obligated to make any additional reimbursements to Fox/Lorber hereunder once Richard is required to make reimbursements aggregating $300,000 since the Closing Date; between the fourth and fifth anniversaries of the Closing Date, Richard shall not become obligated to make any additional reimbursements to Fox/Lorber hereunder once Richard is required to make reimbursements aggregating $75,000 since the Closing Date; and Richard shall not become obligated to make any additional reimbursements hereunder after the fifth anniversary of the Closing Date. Notwithstanding the foregoing, NFF shall negotiate with Richard in good faith to accelerate the reductions in reimbursement obligations set forth in (iii) above if Richard presents evidence to NFF that certain LCP Reserve Costs will not have to be paid; and Richard will negotiate with NFF in good faith to delay such reductions in reimbursement obligations if NFF presents Richard with evidence that certain LCP Reserve Costs will have to be paid. (The following is an example of the manner in which (iii) above shall be implemented: If, prior to the second anniversary of the Closing Date, Richard is required to make reimbursements to Fox/Lorber of $300,000, then, between the second and third anniversaries of the Closing Date, the maximum additional reimbursements which Richard may be obligated to make shall be $225,000 ($525,000 less $300,000), and (assuming no reimbursements over the $300,000 were required), as of the third anniversary, Richard shall not become obligated to make any additional reimbursements hereunder ($300,000 less $300,000).)

     (b) In order to secure Richard's reimbursement obligations, he hereby grants to Fox/Lorber and NFF a lien on, and security interest in, 50% of Richard's Net Proceeds and agrees that he shall deposit 50% of Richard's Net Proceeds in an escrow account reasonably acceptable to Richard and NFF, pursuant to an escrow agreement reasonably acceptable to Richard and NFF. All interest on the escrow account will be payable to Richard. NFF shall be entitled to withdraw from the escrow account all reimbursements required to be made by Richard hereunder. After such withdrawals, Richard will be entitled to withdraw from the escrow account amounts in excess of his maximum reimbursement obligations in any year. Richard shall execute such documents as may be reasonably requested by NFF or Fox/Lorber to protect and perfect the lien granted hereby.

     (c) NFF and Richard shall give each other notice of any LCP Reserve Costs which Fox/Lorber has paid on or after October 1, 1995 or hereafter is required to pay, promptly after becoming aware thereof. Upon receipt of any such notice, Richard shall have the opportunity to demonstrate to NFF that the LCP Reserve Cost is the result of a misclassification as described in Section 6.8(ii) above, and NFF shall have the opportunity to refute such claim.

                  6.9 Charter and By-Law Amendments. The parties hereto agree that, promptly after the Closing Date, (i) GFL's Certificate of Incorporation shall be amended to (a) change its name to a name selected by NFF, (b) eliminate the liability of directors to the fullest extent permitted by law, and (c) deny pre-emptive rights to shareholders; (ii) GFL's by-laws shall be amended to change the fiscal year end to December 31; (iii) Fox/Lorber's Certificate of Incorporation shall be amended to (a) eliminate the liability of the directors to the fullest extent permitted by law, and (b) terminate Fox/Lorber's ability to issue preferred stock; and (iv) Fox/Lorber's by-laws shall be amended to (a) eliminate the ability of any officer to call a special meeting of stockholders or directors and (b) change the fiscal year-end to December 31. The Agreement shall constitute the consent of the undersigned to the foregoing, to the extent that the undersigned are directors and/or stockholders of GFL or Fox/Lorber.

     7. Delivery by GFL, Fox/Lorber and Richard. GFL, Fox/Lorber and Richard are hereby delivering to NFF:

                  7.1 Note, Security Agreement, UCC-1 Financing Statements and Copyright Acknowledgement. Executed Note, Security Agreement, UCC-1 Financing Statements necessary to perfect the lien granted by the Security Agreement and Copyright Acknowledgement.

                  7.2 Corporate Records, Etc. All corporate records of GFL and Fox/Lorber, including, without limiting the generality of the foregoing, minute books, share register books and share certificate books; provided, however, that Richard may retain copies of (and hereafter shall have reasonable access to) such documents as shall be reasonably necessary to document his position for tax and other purposes as a shareholder of GFL (whether before or after the date of this Agreement) and an employee of Fox/Lorber.

     7.3 Stock Certificates. Certificates representing the 240 GFL Exchange Shares.

     7.4 Legal Opinion. The legal opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

         8.       Delivery by NFF.  NFF is hereby delivering to Richard:

     8.1 WinStar Exchange Shares. The 8,633 WinStar Exchange Shares.

     8.2 Legal Opinion. The legal opinion of Graubard Mollen & Miller.

         9.       Intentionally Omitted.

         10.      Indemnification.

     (a) Subject to Section 10(d), Richard shall indemnify and hold harmless NFF, GFL and Fox/Lorber from and against, and shall reimburse NFF, GFL and Fox/Lorber for, any damages (including costs and expenses attendant thereto) which may be sustained, suffered or incurred by NFF, GFL or Fox/Lorber (including reasonable attorneys' fees), and which arise from or in connection with, or are attributable to, the breach of any of Richard's, GFL's or Fox/Lorber's representations and warranties contained in Article 4 hereof.

     (b) Subject to Section 10(d), NFF shall indemnify and hold harmless Richard from and against, and shall reimburse Richard for, any damages (including costs and expenses attendant thereto) which may be sustained, suffered or incurred by Richard (including reasonable attorneys' fees), and which arise or result from or in connection with or are attributable to the breach of any of NFF's representations and warranties contained in Article 5 hereof.

     (c) A party required to make an indemnification payment pursuant to this section ("Indemnifying Party") shall have no liability with respect to any representation or warranty under Articles 4 and 5 hereof unless the party entitled to receive such indemnification payment ("Indemnified Party") gives notice to the Indemnifying Party specifying (i) representation or warranty contained herein which it asserts has been breached, (ii) in reasonable detail, the nature and dollar amount of any claim the Indemnified Party may have against the Indemnifying Party by reason thereof under this Agreement, and (iii) whether or not the claim is a claim by a person other than a party hereto (a "Third Party Claim"). Such notice shall be given whether or not the claim, or the claim plus other claims in the aggregate, exceeds the Basket described in Section 10(d). With respect to Third Party Claims, an

Indemnified  Party (a) shall give the  Indemnifying  Party prompt  notice of any
Third Party Claim, (b) prior to taking any action with respect to such Third Party Claim, shall consult with the Indemnifying Party as to the procedure to be followed in defending, settling, or compromising the Third Party Claim, and (c) shall not consent to any settlement or compromise of the Third Party Claim without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed). The Indemnifying Party shall be entitled to participate in defending, settling or compromising any Third Party Claim and to assume the defense of such Third Party Claim with counsel of its choice and shall assume such defense if requested by the Indemnified Party. Notwithstanding the election by, or obligation of, the Indemnifying Party to assume the defense of a Third Party Claim, the Indemnified Party shall have the right to participate in the defense of such Third Party Claim at its own expense. If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnifying Party will not compromise or settle any such Third Party Claim without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) if the relief provided is other than monetary damages and will promptly notify the Indemnified Party of any settlement and the amount thereof.

     (d) Claims under the indemnity provided in subsections (a) and (b) above based upon a breach of the representations and warranties contained in Articles 4 and 5 hereof ("Rep and Warranty Claims") may be made for a period of two years after the Closing Date, except that a claim based upon a breach of the representations and warranties in Sections 4.3, 4.4, 4.18, 4.22 and 5.5 may be made until expiration of the applicable statute of limitations. The Indemnifying Party shall have no liability for Rep and Warranty Claims under this Section 10 unless the amount of damages sustained by the Indemnifying Party for all Rep and Warranty Claims exceeds $50,000 ("Basket"), in which event, the Indemnifying Party shall have liability only for amounts in excess of the Basket, and the aggregate liability of the Indemnifying Party for Rep and Warranty Claims shall not exceed $500,000 ("Cap").

         11.      Miscellaneous.

                  11.1 Brokerage. Richard, GFL and Fox/Lorber represent that they have not engaged any person who may be entitled to any finder's fee, brokerage commission or other like payment in respect of the negotiation, execution, or performance of this Agreement. NFF represents that they have not engaged any person who may be entitled to any finder's fee, brokerage commission or other like payment in respect of the negotiation, execution, or performance of this Agreement.

                  11.2     Notices.

     Any and all notices, requests, demands, consents, approvals or other communications required or permitted to be given under any provision of this Agreement shall be in writing and shall be deemed given upon personal delivery or the mailing thereof by certified mail, postage prepaid, return receipt requested), to the respective parties, as follows:

                  (i)      If to NFF addressed to
                                    230 Park Avenue
                                    Suite 3126
                                    New York, New York  10169
                                    Attn:  Stuart B. Rekant




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                           with a copy to:

                                    Graubard Mollen & Miller
                                    600 Third Avenue
                                    New York, New York  10016-2097
                                    Attn:  David Alan Miller, Esq.

                  (ii)     If to Richard, GFL or Fox/Lorber, addressed to

                                    c/o Fox/Lorber Associates, Inc.
                                    419 Park Avenue South
                                    New York, New York 10016
                                    Attn:  Richard Lorber

                           with a copy to:

                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                    399 Park Avenue
                                    New York, NY  10022
                      Attention: Steven H. Scheinman, Esq.


                  A party may change its address for the purpose of this Agreement by notice to the other parties given as aforesaid.

                  11.3 Entire Agreement. This writing together with the Schedules, Exhibits and the other agreements referred to herein constitute the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by the parties.

                  11.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of each party hereto and its or their successors and assigns. Except as hereafter provided, this Agreement shall not be assigned by any party hereto and any attempted assignment shall be void; provided that NFF may assign its rights and obligations pursuant to this Agreement to WinStar or to any corporation owned or controlled by WinStar. In the event of such assignment, the assignor shall remain responsible for full performance of any duties or obligations assigned by them.




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     11.5 Governing Law. This Agreement and all amendments thereof shall, in all respects, be governed by and construed and enforced in accordance with the internal law (without regard to principles of conflicts of law) of the State of New York.

     11.6 Counterparts. This Agreement may be signed in counterparts which together shall constitute one and the same Agreement.

                  11.7 Survival. Each representation, warranty, covenant and agreement made or deemed made by a party shall survive the execution of this Agreement and the closing of the transactions contemplated hereby, provided that claims made against any party for breach of any such representation, warranty, covenant or agreement shall be governed by Section 10 hereof. The representations and warranties made by Richard, GFL and/or Fox/Lorber herein shall not be affected or deemed waived by reason of the fact that NFF, WinStar or any agent thereof knew or should have known that any such representation or warranty is or might be inaccurate in any respect. The representations and warranties made by NFF herein shall not be affected or deemed waived by reason of the fact that Richard, GFL and/or Fox/Lorber or any agent thereof knew or should have known that any such representation or warranty is or might be inaccurate in any respect.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.

                             NON FICTION FILMS INC.


                                            By:___________________________


                            GFL COMMUNICATIONS, INC.


                                            By:___________________________


                           FOX/LORBER ASSOCIATES, INC.


                                            By:___________________________



                                            ------------------------------
                                                     RICHARD LORBER



                                                       17

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